Exhibit 99.1

        Point Therapeutics Reports Third Quarter 2005 Financial Results


     BOSTON--(BUSINESS WIRE)--Nov. 9, 2005--Point Therapeutics, Inc. (NASDAQ:
POTP) today reported financial results for the fiscal quarter and nine months ended September 30, 2005.
     In the third quarter of 2005, Point reported a net loss of $6,716,000 or $0.29 per share, compared with a net loss of $4,294,000, or $0.24 per share, in the third quarter of 2004. For the first nine months of 2005, Point reported a net loss of $16,775,000 or $0.77 per share compared with a net loss of $10,437,000 or $0.61 per share for the first nine months of 2004. In the second half of 2005, Point achieved several important milestones:

    -- Initiated a Phase 3 clinical program in metastatic non-small cell lung cancer (NSCLC). This Phase 3 program was initiated based upon the company achieving targeted Phase 2 endpoints and a successful End-of-Phase 2 meeting with the Food and Drug Administration. The Phase 3 program is designed to further evaluate the company's lead compound, talabostat, in patients with Stage IIIB/IV NSCLC after failure of a platinum-based chemotherapy. The program will consist of two randomized, double-blind, placebo-controlled trials in up to 800 patients at approximately 100 sites in North America. The first 400-patient trial will evaluate talabostat in combination with docetaxel versus docetaxel with placebo. The second 400-patient trial will evaluate talabostat in combination with pemetrexed versus pemetrexed with placebo. Docetaxel and pemetrexed are the current standards of care in this advanced patient population.

    -- Successfully completed the first stage of the company's single-arm Phase 2 talabostat study in advanced chronic lymphocytic leukemia (CLL) trial in combination with rituximab. A 20% response rate was demonstrated in the first 20 evaluable patients, which was the targeted response rate needed to continue the study to completion. The company anticipates completing the second stage of the study in the first quarter of 2006.

    -- Received a $600,000 two-year Orphan Products Development Grant from the Food and Drug Administration to fund its Phase 2 study of talabostat in combination with rituximab in patients with advanced CLL.

     "In October, Point reached a major milestone in the company's history when we initiated a Phase 3 program in non-small cell lung cancer. Initial Phase 2 results showed that five of 36 patients had at least a 50% reduction in their tumor size--of which two had a complete response, defined as a complete disappearance of their tumor. In addition, median progression free survival was
4.0 months compared to the historically reported median of 2.9 months for docetaxel alone," said Don Kiepert, President and CEO of Point Therapeutics, Inc. "The company recently reported that further analysis of all patients enrolled in the trial showed an increase in median progression free survival over 4.0 months and that both complete responders remain complete responders. We look forward to presenting updated results in detail during a poster presentation at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics on Wednesday, November 16, 2005," added Kiepert. "We were also encouraged by the interim results we saw in our Phase 2 study in advanced CLL given that this is the first Phase 2 study where we have combined talabostat with a monoclonal antibody. We currently expect to have results on this study by the end of the first quarter of 2006. I'm pleased to note that we were one of the few corporate programs to receive an Orphan Products Development Grant from the FDA for our CLL clinical program," concluded Kiepert.
     Research and development expenses increased to $5,637,000 in the third quarter of 2005, from $3,398,000 in the third quarter of 2005. The increase in research and development costs resulted primarily from increased clinical and related manufacturing costs relating to the company's five ongoing Phase 2 clinical trials and start-up costs for the company's Phase 3 clinical trial. General and administrative expenses increased to $1,242,000 in the third quarter of 2005 from $942,000 in the third quarter of 2004. The increase in general and administrative expenses resulted primarily from costs for four new hires and increased facility costs relating to the company's new office space.
     Point's cash and investment balance as of September 30, 2005 was $18,875,000. On March 4, 2005, Point received $16,425,000 in gross proceeds relating to the sale of 3,650,000 shares of common stock in a registered direct placement of securities. Offsetting these proceeds were costs totaling approximately $1,400,000 relating to the sale and registration of the shares, resulting in net proceeds from the placement of approximately $15,000,000. In addition, Point has received approximately $4,226,000 in proceeds from the exercise of warrants and stock options for the first nine months of 2005 offset by cash used in operations and for the purchase of equipment of approximately $14,602,000. Interest income was $163,000 in the third quarter of 2005 compared to $47,000 in the third quarter of 2004.

     About Point Therapeutics, Inc.:

     Point is a Boston-based biopharmaceutical company developing a family of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in a Phase 3 trial in NSCLC. Point is also studying talabostat in several Phase 2 trials, including as a single agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer. In addition, Point's portfolio includes two other DPP inhibitors in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

     Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements with respect to the company's clinical development programs and the timing of initiation and completion of its clinical trials. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including the risk factors described in Point's quarterly report on Form 10-Q for the quarter ended June 30, 2005 and from time to time in Point's periodic and other reports filed with the Securities and Exchange Commission.


                            POINT THERAPEUTICS, INC.
                         (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                    Three months ended          Nine months ended
                       September 30,              September 30,
                    2005         2004          2005          2004
                 ------------ ------------ ------------- -------------
REVENUES
 License revenue          $-           $-            $-            $-
 Sponsored
  research
  revenue                  -            -             -             -
                 ------------ ------------ ------------- -------------
   Total
    revenues               -            -             -             -
                 ------------ ------------ ------------- -------------

OPERATING
 EXPENSES
 Research and
  development      5,636,920    3,398,493    13,250,507     7,628,886
 General
  and
  administrative   1,242,141      941,920     3,913,080     2,906,753
                 ------------ ------------ ------------- -------------
   Total
    operating
    expenses       6,879,061    4,340,413    17,163,587    10,535,639
                 ------------ ------------ ------------- -------------

Net loss from
 operations       (6,879,061)  (4,340,413)  (17,163,587)  (10,535,639)
                 ------------ ------------ ------------- -------------

Interest income      163,172       46,530       389,074        98,919
Interest expense           -            -             -             -
                 ------------ ------------ ------------- -------------
Net loss         $(6,715,889) $(4,293,883) $(16,774,513) $(10,436,720)
                 ============ ============ ============= =============

Basic and
 diluted net
 loss per common
 share                $(0.29)      $(0.24)       $(0.77)       $(0.61)
                 ============ ============ ============= =============
Basis and
 diluted
 weighted
 average common
 shares
 outstanding      23,456,469   18,254,331    21,798,934    17,207,162
                 ============ ============ ============= =============


                                                   Period from
                                                September 3, 1996
                                               (date of inception)
                                                through Sept. 30,
                                                      2005
                                            --------------------------
REVENUES
 License revenue                                           $5,115,041
 Sponsored research revenue                                 2,400,000
                                            --------------------------
   Total revenues                                           7,515,041
                                            --------------------------


OPERATING EXPENSES
 Research and development                                  45,473,902
 General
  and
  administrative                                           19,955,856
                                            --------------------------
Total operating expenses                                   65,429,758
                                            --------------------------

Net loss from operations                                  (57,914,717)
                                            --------------------------

Interest income                                             1,528,426
Interest expense                                              (82,652)
                                            --------------------------
Net loss                                                 $(56,468,943)
                                            ==========================

Basic and diluted net loss per common share
Basis and diluted weighted average common shares outstanding


                            POINT THERAPEUTICS, INC.
                         (A Development Stage Company)

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



                                         September 30,   December 31,
                                              2005           2004
                                         -------------- --------------
ASSETS
Cash, cash equivalents and restricted
 cash                                      $18,875,116    $13,991,994
Property and equipment, net                    362,895        205,323
Other assets                                   545,095        298,758
                                         -------------- --------------

Total assets                               $19,783,106    $14,496,075
                                         ============== ==============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                         $5,013,976     $2,397,814
Other liabilities                               49,503         47,604
Total stockholders' equity                  14,719,627     12,050,657
                                         -------------- --------------

Total liabilities and stockholders'
 equity                                    $19,783,106    $14,496,075
                                         ============== ==============



     CONTACT: Point Therapeutics, Inc.
              Sarah Cavanaugh, 617-933-7508
              Director, Corporate Communications